UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2008, the Compensation Committee of the Board of Directors of American Dental Partners, Inc. established performance targets for the executive officers for 2008 under the Company’s Executive Bonus Program. Targeted bonus amounts range from 25% to 100% of annual base salaries for executive officers. The Performance Committee established the primary quantitative performance objective as achievement of earnings from operations (“EFO”) set forth in the Company’s 2008 annual operating plan as approved by the Board of Directors. A portion of each executive officer’s bonus, and in certain cases all of the bonus, is tied to achievement of an EFO target for the Company as a whole. For those executive officers whose entire bonus is not tied to the achievement of the corporate EFO target, the balance of the bonus is based upon achievement of one or more specific annual individual operating objectives (“APOs”) for that executive officer.

Mr. Serrao’s entire bonus will be based upon the Company’s achievement of the 2008 corporate EFO target. Mr. Serrao’s potential bonus is equal to 100% of his base salary.

Mr. Vaughan’s potential bonus is equal to 100% of his base salary. A bonus equal to 75% of base salary may be awarded if (a) the Company achieves the 2008 corporate EFO target, and (b) a group of five of the Company’s subsidiary/dental group affiliate operations, as selected by the Chief Executive Officer (the “Select Group”), achieves, on an aggregate basis, an EFO target for the Select Group established by the Chief Executive Officer (the “Group EFO Target”). If the Company achieves the 2008 corporate EFO Target, but the Select Group does not achieve the Group EFO Target, then (i) a bonus equal to 56.25% of base salary may be awarded if the Select Group achieves at least 95% of the Group EFO Target, (ii) a bonus of 37.5% of base salary may be awarded if the Select Group achieves at least 90%, but less than 95%, of the Group EFO Target, or (iii) no bonus will be awarded if less than 90% of the Group EFO Target is achieved. If the Company achieves the 2008 corporate EFO Target and the Select Group achieves at least 90% of the Group EFO Target, then Mr. Vaughan also may earn an additional 5% of his base salary for each percentage point by which actual corporate EFO exceeds the 2008 target, up to a maximum of 100% of his base salary.

Mr. Feigh’s potential bonus is equal to 80% of his base salary. One half of the bonus may be awarded if the Company achieves the 2008 corporate EFO target. The other half may be awarded based upon achievement of individual APOs established by the Chief Executive Officer.

Mr. Vargo’s potential bonus is equal to 25% of his base salary. One half of his bonus may be awarded if the Company achieves the 2008 corporate EFO target. The other half may be awarded based upon achievement of APOs established by the Chief Financial Officer.

The Committee may consider other factors in awarding bonuses and may, in its discretion, award bonuses in greater or lesser amounts than those determined pursuant to the targets and other parameters set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

April 4, 2008	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)